Exhibit 99.1

urban-gro, Inc. Continues Execution on Its Initial Strategic Growth Initiatives and Provides Corporate Update

– Appointment of Barbara Jacobs as Vice President of Marketing strengthens leadership, reflects commitment to diversity and CEA segment expertise

– Signed first Canadian engineering and design services contract for CEA vertical farming facility focused on growing leafy greens and culinary herbs

– Delivered first purpose-built HVAC mechanical system to Missouri-based client’s 50,000 sq. ft. cannabis cultivation facility

Lafayette, CO (March 9, 2021) – urban-gro, Inc. (NASDAQ: UGRO) (“urban-gro” or the “Company”), a leading global horticulture company that engineers and designs commercial Controlled Environment Agriculture (“CEA”) facilities and integrates complex environmental equipment systems, today provided its first corporate update since listing on Nasdaq, highlighting recent achievements and accomplishment of near-term objectives.

“We have made significant progress in recent months to position the Company for both immediate and long term success. One of these initiatives revolves heavily around our marketing strategy, and moreover, the leadership that will drive the execution of our new multi-faceted approach. Bolstering our experienced team, we are excited to welcome back Barbara Jacobs as our Vice President of Marketing, to lead and further develop initiatives and campaigns to strengthen our sales opportunity pipeline,” commented Bradley Nattrass, Chief Executive Officer and Chairman of urban-gro. “Barbara is a driven leader with strong experience in the CEA sector, and beyond leveraging her significant strengths, I am extremely excited about Barbara returning to the urban-gro team. Her return evidences the strength of our culture and our commitment to diversity in senior leadership.”

Company signs first Canadian engineering and design services contract for CEA vertical farming facility

Leveraging learnings from working on over 300 Projects in the cannabis-focused CEA space, urban-gro entered into an engineering and design services contract with Interius Farms, a Canadian company specializing in growing leafy greens and culinary herbs.

Under the terms of the agreement, urban-gro will provide cultivation space planning (CSP), Mechanical, Electrical, Plumbing Engineering (MEP), and Integrated Cultivation Design (ICD) to position Interius Farms to provide Canadians with produce grown locally.

“We are excited to be working with Interius Farms and their innovative and patented approach to growing fresh and sustainable foods for the Canadian market. We are leveraging our design and engineering experience of high-performance facilities in cannabis to deliver an efficient, holistic, end-to-end engineering and design solution for Interius Farms,” added Jim Dennedy, urban-gro’s President and Chief Operating Officer.

Delivering on Expanded Offering in Line of Complex Environmental Equipment Systems

Since expanding the company’s complex environmental equipment offering in 2020, urban-gro has made its first delivery of a purpose-built HVAC mechanical system that generates approximately 1,000 Tons of A/C to service a 50,000 square foot cannabis cultivation facility.

“When we engineer and design CEA facilities, we design the entire ecosystem, paying close attention to how each piece of equipment interacts not only with each other, but also the overall environment. For this reason, we deemed it imperative to invest in our mechanical solutions offering. After a year of building and refining our go-to-market strategy for these complex, custom mechanical systems, I am extremely pleased with our team and partners as we achieved our goal of delivering our first system in Q1,” concluded Mr. Nattrass.

About urban-gro, Inc.

urban-gro, Inc. (NASDAQ: UGRO) is a leading engineering design and services company focused on the commercial horticulture market. We engineer and design commercial Controlled Environment Agriculture (“CEA”) facilities and then integrate complex environmental equipment systems into these high-performance facilities. Operating in the global market, our custom-tailored approach to design, procurement, and equipment integration provides a single point of accountability across all aspects of growing operations. Visit urban-gro.com to learn more.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2020. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

urban-gro Investor Relations Contact:

Jenene Thomas

Chief Executive Officer

JTC Team, LLC

T: 833.475.8247

investors@urban-gro.com

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